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                                                                    EXHIBIT 23.3


                                [FIRM LETTERHEAD]

                CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.


     We hereby consent to the inclusion and incorporation by reference in the prospectus supplement and accompanying prospectus relating to the offer and sale of shares of common stock, pursuant to the Registration Statement on Form S-3 (File No. 333-78203) of Evergreen Resources, Inc. (the "Company"), of our audits, dated February 16, 1999, February 10, 2000 and September 27, 2000, of the estimates of the net proved oil and gas reserves of the Company and their present values as of December 31, 1998, December 31, 1999 and September 1, 2000, respectively, and all references to our firm therein.

                                       NETHERLAND, SEWELL & ASSOCIATES, INC.


                                       By: /s/ Danny D. Simmons
                                           ----------------------------
                                           Name: Danny D. Simmons
                                           Title: Senior Vice President

Houston, Texas
October 13, 2000